Atlantic Gulf Communities Corporation Exhibit to the 1997 Form 10-K Exhibit (c) 10(iii) 9. Modification of Employment Agreement Between the Company and J.
Larry Rutherford Dated December 27, 1997
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                                                 December 27, 1997

J. Larry Rutherford
President and
 Chief Executive Officer
Atlantic Gulf Communities Corporation
2601 South Bayshore Drive
Miami, Florida   33133-5461

         Re: Employment Agreement dated as of November 17, 1997 between Atlantic Gulf Communities Corporation (the "Company") and J. Larry Rutherford (the "Executive"), as modified by a letter agreement dated November 26, 1997 between the Company and the Executive (as modified and including the Schedule and Exhibit thereto, the "Agreement")
                  --------------------------------------------------------------

Dear Mr. Rutherford:

         This letter is to modify, as set forth below, the Agreement. The Agreement, as modified hereby, remains in full force and effect. (Any capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement.)

         A. Section 4.5(a) of the Agreement, as modified by paragraph 3 of the above-referenced November 26 letter agreement regarding the Agreement, is hereby modified by the deletion of the entire text thereof and substituting therefor the following:

         (a) (i) Subject to compliance with the other provisions hereof and applicable law, including any applicable margin requirements established by the Federal Reserve Board ("Margin Requirements"), the Company shall, upon the Executive's request, make loans to the Executive, from time to time, of up to an aggregate of One Hundred Ninety-Nine Thousand ($199,000) in 1997 and of up to an aggregate of One Hundred Ninety-Nine Thousand ($199,000) in 1998, provided all of such borrowed funds are concurrently or immediately thereafter used by the Executive to purchase Company common stock in the NASDAQ National Market or in one or more private transactions with third parties (the "Recourse Loans").

         (ii) In addition, but subject to prior approval by the Company's shareholders, which approval shall be a majority of the total votes cast on the matter in person or by proxy, the Executive shall

J. Larry Rutherford, President and
Chief Executive Officer
Page 2


purchase from the Company common stock of the Company having a market value, as of the date on which the shares are purchased, equal to Six Hundred Thousand Dollars ($600,000). Subject to compliance with the other provisions hereof and applicable law, including any applicable Margin Requirements, the Company shall make a loan to the Executive for the full amount of the Six Hundred Thousand ($600,000) Dollar purchase price for the Company common stock to be purchased from the Company (the "$600,000 Loan"). Notwithstanding anything to the contrary contained herein, the Executive may not purchase any Company common stock from the Company with proceeds from the $600,000 Loan unless the Stock Incentive Plan and Agreement is approved by a majority vote of the Company's shareholders in satisfaction of Section 162(m) of the Internal Revenue Code.

         (iii) The Recourse Loans and the $600,000 Loan (collectively the "Loans") shall be secured by one or more pledges of the Company common stock purchased by the Executive with the proceeds from the Loans, all subject to applicable Margin Requirements. The Recourse Loans shall be on a recourse basis as to the Executive and the $600,000 Loan shall be a nonrecourse loan as to the Executive. The term of each of the Loans shall be for five (5) years, payable in annual installments of interest only, with all unpaid principal and interest payable on maturity, and the interest rate of the Loans shall be the prime rate as published in THE WALL STREET JOURNAL from time to time. In addition to other customary events of default, the Loans shall become due and payable in full upon
(1) the termination by the Company of Executive's employment with the Company hereunder for cause (as defined in Section 5.1 hereof), or (2) the termination by Executive of his employment with the Company hereunder. The terms and conditions of all promissory notes evidencing the Loans, and the terms and conditions of all pledge agreements evidencing the pledge of Company common stock as security for the Loans, shall be in a form satisfactory to the Company. The above-mentioned promissory note and pledge agreement terms and conditions will include, as the Company may request, cross-collateralization provisions under which, among other things, (1) Common Stock purchased with proceeds from one Loan will also secure the other Loans and (2) Common Stock will not be released from a pledge agreement until and unless all Loans have been paid in full, all subject to applicable law, including Margin Requirements.

         B. The Atlantic Gulf Communities Corporation Stock Incentive Plan and Agreement for J. Larry Rutherford attached to the Agreement as Exhibit A is hereby modified by the deletion of the entire text of Section 14 thereof and substituting therefor the text set forth on Appendix A hereto.

J. Larry Rutherford, President and
Chief Executive Officer
Page 3

         Please evidence your agreement with the above modifications to the Agreement, including the Stock Incentive Plan and Agreement attached thereto as Exhibit A, by signing your name in the space provided below and returning this letter to the Company.

                                Very truly yours,


                                Thomas W. Jeffrey
                                Executive Vice President
Agreed and Accepted
as of the date first
written above


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J. Larry Rutherford